Exhibit (c)(11)

Presentation to the Board of Directors of Western Refining Project Myriad December 21, 2015

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Table of Contents I. Final Terms of Offer II. Historical NTI Equity Performance III. Financial Projections IV. NTI Standalone Valuation V. WNR Acquisition of Public Equity Interest in NTI Appendix A: Additional Materials

I. Final Terms of Offer

Final Offer Terms On December 17, 2015, the Conflicts Committee of Northern Tier Energy LP (“NTI”) communicated to Western Refining, Inc. (“WNR”) its verbal acceptance of WNR’s revised offer terms to acquire the outstanding common units of NTI not currently owned by WNR as put forth on December 7, 2015 and as indicated below: Implied purchase price: $28.34 18.0% premium to NTI undisturbed 20-day VWAP (as of close on October 23, 2015) $15.00 / unit in cash and 0.2986 in WNR shares per NTI unit WNR Final Consideration ($ / unit) Offer Cash $ 15.00 Equity1 13.34 Total Implied Consideration $ 28.34 Equity Exchange Ratio 0.2986 x NTI 20-Day VWAP (as of 23-Oct) $ 24.02 Implied Premium 18.0 % Sources $mm Equity Issued to NTI Public LP Unitholders $ 763 Equity Issued for NTI RSUs and Phantom Units 31 Assumption of NTI Gross Debt 356 Acquisition Debt 380 WNR Cash Used 500 Total Sources $ 2,031 Uses Purchased LP Equity $ 1,621 Purchased RSU and Phantom Unit Equity 31 Assumption of NTI Gross Debt 356 Advisory / Legal / Accounting Fees 12 Financing Fees 10 Total Uses $ 2,031 Source: WNR Management Model dated 01-Dec-2015, Transaction Sources and Uses per WNR Management, WNR shares and NTI units outstanding per WNR Management 1 Calculated as exchange ratio of 0.2986x and WNR undisturbed 20-Trading Day VWAP of $44.68/share as of 23-Oct-2015, the market close before WNR’s initial offer. Final Terms of Offer

II. Historical NTI Equity Performance

NTI Unit Price History 2015 YTD At Oct. 23 At Dec. 18 Implied Equity Implied Equity Purchase Purchase Price¹ Price¹ NTI Price Premium to: Price Premium to: Current $ 24.23 17% $ 24.00 18% 1 Mo. Avg. 24.29 17% 25.82 10% 3 Mo. Avg. 24.99 13% 25.60 11% 6 Mo. Avg. 24.96 14% 25.42 11 % YTD Avg. 24.39 16% 24.72 15% 52 Wk High 27.77 2% 28.90 (2)% 52 Wk Low 20.09 41% 20.09 41% 20-Day VWAP 24.02 18% 25.47 11 % Source: Company filings, Bloomberg as of 18-Dec-2015 Note: VWAP based on number of trading days and not calendar days in given period. 1 Implied Equity Purchase Price of $28.34/unit based on merger consideration of $15.00/unit in cash and implied equity consideration of $13.34/unit calculated as exchange ratio of 0.2986x and WNR undisturbed 20-Trading Day VWAP of $44.68/share. Historical NTI Equity Performance

Historical Exchange Ratio NTI / WNR Market Prices | Since NTI IPO (July 26, 2012) Favorable to NTI Favorable to WNR 0.40x0.50x0.60x0.70x0.80x0.90x1.00x1.10xJul-2012Feb-2013Sep-2013Apr-2014Oct-2014May-2015Dec-2015Exchange RatioNTI/WNR0.65 x3Y Average: 0.68x2Y Average: 0.61x1Y Average: 0.57x6M Average: 0.58x3M Average: 0.59x1M Average: 0.61x Source: Bloomberg as of 18-Dec-2015 Historical NTI Equity Performance

Overview of Current Refiner Trading Multiples

EV / EBITDA


EV / 2016E EBITDA
Median: 5.4 x
Median: 5.5 x
Median: 5.9 x
Median: 5.8 x
6.4 x
5.7 x
6.1 x
5.5 x
5.4 x
5.1 x
6.2 x
4.8 x
6.6 x
5.9 x
3.9 x
8.8 x
6.8 x
6.6 x
5.0 x
WNR Mgmt. Undist.
WNR Mgmt.
DK
CVI
HFC
ALJ
TSO
VLO
PSX
MPC
PBF
NTI Mgmt. Undist.
NTI Mgmt.
ALDW
CVRR
EV / 2017E EBITDA
Median: 5.6 x
Median: 5.5 x
Median: 5.7 x
Median: 6.1 x
6.0 x
5.3 x
7.7 x
5.9 x
5.3 x
4.7 x
6.2 x
4.8 x
6.0 x
5.7 x
3.7 x
6.3 x
6.0 x
6.3 x
6.0 x
WNR Mgmt. Undist.
WNR Mgmt.
CVI
DK
HFC
ALJ
TSO
VLO
PSX
MPC
PBF
NTI Mgmt. Undist.
NTI Mgmt.
CVRR
ALDW
MidCon Refining Peers
Coastal Refining Peers
Other Refining Peers
Refining MLP Peers

Source: WNR Management Model dated 01-Dec-2015, WNR shares and NTI units outstanding per WNR Management, Company filings, IBES, Bloomberg as of 18-Dec-2015
Note: 2016E and 2017E EBITDA based on IBES figures for peers and based on WNR Management Model for WNR and NTI. Enterprise value figures reflect market capitalization of non-controlling interest. WNR and NTI EV calculated using 2015E YE debt, cash and share / unit counts per WNR Management. NTI EBITDA does not include impact from logistics drop down. Undisturbed WNR and NTI Management multiples as of 23-Oct-2015.

Historical NTI Equity Performance 8

Selected Wall Street Research Estimates NTI | As of December 18, 2015 ($ in millions, except per unit data) Price EBITDA DPU Date Broker Rating Target 2016E 2017E 2016E 2017E 02-Dec-2015 Buy $ 30.00 $ 374 $ 399 N/A N/A 16-Nov-2015 Mac Research Hold 28.00 474 461 $ 3.70 $ 3.56 04-Nov-2015 Buy 34.00 508 551 4.15 4.80 04-Nov-2015 Hold 27.00 N/A N/A 3.06 N/A 04-Nov-2015 Hold 25.00 N/A N/A N/A N/A 03-Nov-2015 Buy 30.00 459 442 3.96 3.70 03-Nov-2015 en Hold 28.00 396 N/A N/A N/A 03-Nov-2015 Sell 25.00 439 434 3.19 3.11 Current Market Price (As of 18-Dec-2015) $ 24.00 Broker Median 28.00 $ 449 $ 442 $ 3.70 $ 3.63 IBES Median 28.00 433 421 3.37 3.38 Source: Wall Street research Note: IBES estimates include anonymous brokers not displayed in table. Historical NTI Equity Performance

III. Financial Projections

Summary Standalone Projections Deconsolidated WNR (Includes Sale of Logistics to WNRL) ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Adjusted EBITDA Gross Profit $ 269 $ 277 $ 280 $ 276 $ 1,101 $ 1,087 $ 1,228 $ 1,200 $ 1,272 Less: Segment SG&A (10) (10) (10) (10) (42) (42) (42) (42) (42) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (102) (103) (104) (110) (420) (404) (420) (406) (414) Less: Turnaround Expense 0 0 0 0 0 (70) 0 (40) 0 Less: DD&A (Book) (27) (27) (27) (27) (108) (118) (128) (131) (141) Operating Income $ 109 $ 116 $ 118 $ 109 $ 453 $ 374 $ 558 $ 499 $ 592 Plus: DD&A (Book) 27 27 27 27 108 118 128 131 141 Plus: Turnaround Expense 0 0 0 0 0 70 0 40 0 Adj. EBITDA $ 136 $ 143 $ 145 $ 136 $ 561 $ 562 $ 686 $ 670 $ 733 Plus: LP Distributions from WNRL 14 13 15 16 57 64 71 77 79 Plus: GP Distributions from WNRL 1 1 3 5 11 23 34 46 50 Plus: LP Distributions from NTI 19 9 29 16 74 97 90 107 103 Adj. EBITDA Plus Distributions $ 170 $ 167 $ 193 $ 173 $ 703 $ 746 $ 880 $ 901 $ 965 Income Statement Operating Income $ 109 $ 116 $ 118 $ 109 $ 453 $ 374 $ 558 $ 499 $ 592 Less: Interest Expense (13) (13) (12) (12) (50) (50) (50) (49) (49) Plus: Interest Income 0 0 0 0 1 1 1 2 2 Plus: MPL DD&A 0 0 0 0 0 0 0 0 0 Pre Tax WNR Income $ 97 $ 104 $ 106 $ 96 $ 404 $ 326 $ 509 $ 452 $ 545 Less: Provision for Income Taxes¹ (36) (38) (39) (36) (149) (120) (188) (167) (202) WNR Net Income $ 61 $ 66 $ 67 $ 61 $ 254 $ 205 $ 321 $ 285 $ 343 Plus: WNRL Total Net Income 11 11 14 17 54 70 84 99 103 Plus: NTI Total Net Income 42 9 53 25 128 164 127 176 154 Consolidated Net Income $ 114 $ 86 $ 134 $ 102 $ 436 $ 439 $ 532 $ 559 $ 601 Less: Minority Interest (30) (9) (38) (22) (100) (131) (114) (153) (142) Net Income Attributable to WNR $ 84 $ 76 $ 96 $ 80 $ 336 $ 308 $ 418 $ 406 $ 459 Average Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Earnings per Share $ 0.90 $ 0.81 $ 1.02 $ 0.85 $ 3.57 $ 3.28 $ 4.44 $ 4.32 $ 4.88 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 868 $ 863 Cash 689 712 728 736 736 745 910 1,318 1,516 Net Debt $ 199 $ 174 $ 157 $ 148 $ 148 $ 133 $(37) $(450) $(654) Shares Outstanding Beginning Shares 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Fully Diluted Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 94.1 Common Dividends / Share² $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Source: WNR Management Model dated 01-Dec-2015, WNR shares outstanding per WNR Management Note: Assumes TexNew Mex pipeline sold to WNRL in Q4 2015 for $170mm in cash, 421,031 common units representing LP interests in WNRL and 80,000 units of a newly created TexNew Mex units, per public filings and WNR Management. Assumes 93,684,082 YE 2015E WNR basic shares and 402,487 YE 2015E RSUs outstanding per WNR Management. 1 Assumes 37% marginal tax rate per WNR Management. 2 Assumes $0.16/share increase per year per WNR Management. Financial Projections

Summary Standalone Projections NTI (Includes Sale of Logistics to WNRL) ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Adjusted EBITDA Gross Profit $ 182 $ 165 $ 221 $ 179 $ 747 $ 804 $ 772 $ 824 $ 820 Less: Segment SG&A (18) (17) (17) (17) (69) (71) (72) (74) (75) Less: Corporate SG&A (7) (7) (6) (6) (25) (28) (28) (29) (29) Less: Operating Expenses (76) (81) (83) (76) (317) (322) (315) (335) (337) Less: NTI Logistics Cost 0 0 (5) (6) (12) (23) (24) (25) (26) Plus: Synergies 0 0 0 0 0 0 0 0 0 Plus: MPL Equity Income 4 4 4 0 12 0 0 0 0 Less: Turnaround Expense (1) (30) (12) (15) (57) (25) (53) (2) (30) EBITDA $ 84 $ 34 $ 103 $ 58 $ 280 $ 335 $ 279 $ 359 $ 324 Plus: Turnaround Expenses 1 30 12 15 57 25 53 2 30 Plus: MPL Depreciation 1 1 1 0 2 0 0 0 0 Plus: Stock Based Compensation 4 3 3 3 14 17 17 17 17 Adj. EBITDA $ 90 $ 69 $ 119 $ 77 $ 354 $ 377 $ 349 $ 379 $ 370 Distributable Cash Flow Adj. EBITDA $ 90 $ 69 $ 119 $ 77 $ 354 $ 377 $ 349 $ 379 $ 370 Less: Turnaround Expense Reserve (7) (8) (7) (8) (30) (30) (30) (30) (30) Less: MPL Cash Reconciliation (4) (5) (5) 0 (13) 0 0 0 0 Less: Interest Expense (8) (8) (8) (8) (30) (30) (30) (30) (30) Plus: Interest Income 0 0 0 0 0 1 1 1 1 Less: Cash Taxes (1) (2) (3) (2) (7) (8) (8) (9) (9) Less: Refining / Retail / Logistics / Corporate Capex (Maintenace / Regulatory) (13) (15) (11) (9) (48) (21) (21) (21) (21) Less: Organic Growth Project Capex Reserve (8) (7) (8) (7) (30) (30) (19) 0 0 Distributable Cash Flow $ 49 $ 25 $ 78 $ 43 $ 196 $ 258 $ 241 $ 289 $ 281 Distributions LP DPU $ 0.52 $ 0.26 $ 0.83 $ 0.46 $ 2.07 $ 2.71 $ 2.52 $ 3.00 $ 2.89 % Growth 31.0% (7.3)% 19.1% (3.6)% Balance Sheet Total Debt $ 356 $ 356 $ 356 $ 356 $ 356 $ 356 $ 356 $ 356 $ 356 Cash 103 64 264 416 416 435 431 459 459 Net Debt $ 253 $ 292 $ 92 $(60) $(60) $(79) $(75) $(102) $(103) Units Outstanding Beginning Units 93.9 94.6 94.6 94.6 93.9 94.6 95.2 95.9 96.5 Units Issued 0.7 0.0 0.0 0.0 0.7 0.7 0.7 0.7 0.7 Fully Diluted Units Outstanding 94.6 94.6 94.6 94.6 94.6 95.2 95.9 96.5 97.2 Source: WNR Management Model dated 01-Dec-2015, NTI units outstanding per WNR Management Note: Assumes 92,833,486 YE 2015E NTI basic units and 1,087,881 RSUs and Phantom Units outstanding as per WNR Management. Assumes dilutive securities receive LP distributions per WNR Management. Financial Projections

Summary Standalone Projections

WNRL With Drop Downs (Includes Sale of Logistics to WNRL)

($ in millions, except per unit data)

	2016E								
	Q1	Q2	Q3	Q4	2016E	2017E	2018E	2019E	2020E
EBITDA									
Gross Profit	$ 82	$ 81	$ 89	$ 94	$ 346	$ 385	$ 411	$ 456	$ 466
Less: SG&A	(6)	(6)	(6)	(6)	(24)	(25)	(25)	(26)	(26)
Less: Operating Expenses	(41)	(41)	(42)	(41)	(165)	(165)	(165)	(165)	(165)
EBITDA	$ 34	$ 34	$ 41	$ 47	$ 157	$ 196	$ 221	$ 265	$ 275
Cash Flow Statement									
EBITDA	$ 34	$ 34	$ 41	$ 47	$ 157	$ 196	$ 221	$ 265	$ 275
Less: Interest Expense	(6)	(6)	(7)	(8)	(27)	(34)	(34)	(46)	(48)
Plus: Interest Income	0	0	0	0	0	0	0	0	0
Less: Capex	(4)	(4)	(5)	(5)	(17)	(18)	(18)	(20)	(21)
Distributable Cash Flow	$ 24	$ 24	$ 30	$ 34	$ 112	$ 144	$ 169	$ 199	$ 207
LP + GP Coverage Ratio	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*	*1.10 x*
LP Coverage Ratio	*1.17 x*	*1.17 x*	*1.25 x*	*1.31 x*	*1.23 x*	*1.33 x*	*1.42 x*	*1.48 x*	*1.50 x*
Distributed Cash Flow	$ 22	$ 22	$ 27	$ 31	$ 102	$ 131	$ 153	$ 181	$ 188
Excess Cash after Distributed Cash Flow	$ 2	$ 2	$ 3	$ 3	$ 10	$ 13	$ 15	$ 18	$ 19
Acquisition Capex	0	0	(208)	(162)	(370)	0	0	(324)	0
Distributions									
LP DPU	$ 0.43	$ 0.43	$ 0.47	$ 0.50	$ 1.82	$ 2.04	$ 2.26	$ 2.46	$ 2.53
% Growth						*12.1 %*	*10.6 %*	*8.9 %*	*2.7 %*
LP Distributions	$ 21	$ 20	$ 24	$ 26	$ 91	$ 108	$ 119	$ 134	$ 138
GP Distributions	$ 1	$ 1	$ 3	$ 5	$ 11	$ 23	$ 34	$ 46	$ 50
% Growth						*106.7 %*	*50.0 %*	*35.4 %*	*7.8 %*
Balance Sheet									
Total Debt	$ 445	$ 445	$ 528	$ 611	$ 611	$ 611	$ 611	$ 827	$ 827
Cash	42	34	6	0	0	13	28	28	47
Net Debt	$ 403	$ 411	$ 523	$ 611	$ 611	$ 598	$ 582	$ 798	$ 780
Units Outstanding									
Beginning Units	48.0	48.0	48.0	50.6	48.0	52.7	52.7	52.7	54.6
Units Issued	0.0	0.0	2.7	2.1	4.8	0.0	0.0	1.8	0.0
Fully Diluted Units Outstanding	48.0	48.0	50.6	52.7	52.7	52.7	52.7	54.6	54.6

Source: WNR Management Model dated 01-Dec-2015, WNRL units outstanding per WNR Management
Note: Assumes 47,678,415 YE 2015E WNRL basic units and 279,787 RSUs per WNR Management. Assumes that no further dilutive securities (e.g. RSUs) are issued and that the number of dilutive securities remains constant throughout the projection period per WNR Management. Assumes dilutive securities receive LP distributions per WNR Management.

Financial Projections 13

IV. NTI Standalone Valuation

Illustrative Discounted Cash Flow Analysis

NTI (Excludes Sale of Logistics to WNRL)

($ in millions)

Unlevered Free Cash Flows	2016E	2017E	2018E	2019E	2020E	Terminal Value
Gross Profit	$ 747	$ 804	$ 772	$ 824	$ 820	
Less: Operating Expenses	(317)	(322)	(315)	(335)	(337)	
Less: G&A	(94)	(99)	(100)	(103)	(104)	
Plus: MPL Equity Income	15	15	15	15	15	
Plus: MPL DD&A	3	3	3	3	3	
Less: Turnaround Expense	(57)	(25)	(53)	(2)	(30)	
EBITDA	$ 298	$ 376	$ 321	$ 402	$ 367	$ 417
Less: Cash Taxes	(7)	(8)	(8)	(9)	(9)	
Less: MPL Cash Reconciliation	(16)	(3)	(3)	(3)	(3)	
Less: Changes in Working Capital	0	0	0	0	0	
Less: Refining / Retail / Logistics	(48)	(23)	(23)	(23)	(23)	
Less: Corporate Capex	(1)	(1)	(1)	(1)	(1)	
Less: Organic Growth Project Capex	(56)	(16)	0	0	0	
Unlevered Free Cash Flow	$ 169	$ 326	$ 286	$ 367	$ 331	

Sensitivity Analysis

Implied Unit Price

		Illustrative NTI WACC		
		9 %	10 %	11 %
Terminal Multiple	6.0 x	$ 27.07	$ 26.01	$ 24.99
	7.0	29.95	28.76	27.63
	8.0	32.84	31.52	30.26

Source: WNR Management Model dated 01-Dec-2015, NTI units outstanding per WNR Management

Note: Analysis as of 01-Jan-2016. Assumes discounting based on mid-year convention. Unlevered Free Cash Flow Terminal Value based on LTM terminal multiple method and assumes average of 2013A-2015E EBITDA per WNR Management and range of multiples. Analysis excludes impact of planned sale of NTI logistics assets to WNRL in 2016E. NTI unit count based on 93.9 million fully diluted units outstanding as of YE 2015 as per company filings and WNR Management.

NTI Standalone Valuation 15

Illustrative Present Value of Future Unit Price NTI (Excludes Sale of Logistics to WNRL) | Includes Cumulative Distributions Future Unit Price Value Present Value of Future Unit Price 2019E NTI Discounted Unit Price 2019E NTI Discounted Unit Price Forward NTI LP Yield $ 25.99 10.0% 11.0% 12.0% 13.0% 14.0 % Equity 12.0% $ 28.82 $ 26.93 $ 25.35 $ 24.02 $ 22.88 of 11.0 29.58 27.62 25.99 24.60 23.42 Cost 10.0 30.38 28.34 26.65 25.22 23.99 Source: WNR Management Model dated 01-Dec-2015, NTI units outstanding per WNR Management Note: Analysis as of 01-Jan-2016. Present value of future unit price based on sum of annual forward LP DPU capitalized at illustrative LP yields and cumulative LP DPU, discounted at 11% cost of equity. Distributions discounted utilizing mid-year discounting convention while future unit price discounted using year end discounting convention. Analysis excludes impact of planned sale of NTI logistics assets to WNRL in 2016E. NTI Standalone Valuation

V. WNR Acquisition of Public Equity Interest in NTI

Overview of WNR Acquisition of Public Equity Interest in NTI Transaction Overview Assumptions ?WNR acquires public’s equity interest in NTI for a combination of cash and WNR equity —Assumes transaction effective January 1, 20161 —Merger must be approved by holders of a majority of NTI units (including units held by WNR) —Eliminates a public vehicle within WNR family and consolidates refining assets within a single public entity ?Post transaction, NTI logistics assets sold to WNRL Status Quo and Proposed Transaction Structure Pro Forma Structure WNR Retail WNRL Logistics Logistics Public WNR Public Gallup & El Paso Retail NTI WNRL St. Paul Logistics Retail Logistics Public WNR Gallup & El Paso NTI St. Paul Retail Logistics Source: WNR Management 1 Assumed date for illustrative modeling purposes only. WNR Acquisition of Public Equity Interest in NTI

Analysis at Various Premiums

NTI

($ in millions)

% Premium to Undisturbed 20-Day VWAP	*0 %*	*10 %*	*15 %*	Final Offer Terms *18 %*	*20 %*	*24 %*
Implied NTI Price	$ 24.02	$ 26.42	$ 27.62	$ 28.34	$ 28.82	$ 29.79
Fully Diluted 2015 YE Units Out. (mm)	93.9	93.9	93.9	93.9	93.9	93.9
Equity Value	$ 2,256	$ 2,482	$ 2,594	$ 2,662	$ 2,707	$ 2,798
(+) 2015 YE Total Debt	356	356	356	356	356	356
(-) 2015 YE Cash and Equivalents	(100)	(100)	(100)	(100)	(100)	(100)
Enterprise Value[4]	**$ 2,512**	**$ 2,738**	**$ 2,851**	**$ 2,919**	**$ 2,964**	**$ 3,054**

At October 23	NTI Unit Closing Price Averages Arithmetic	VWAP
Current	$ 24.23	$ 24.23
1-Week	24.28	24.26
2-Week	24.55	24.50
20-Day	24.29	24.02

EV / EBITDA

	Metric	0 %	10 %	15 %	18 %	20 %	24 %	WNR[5]	MidCon[1] Median	Coastal[2] Median	Other[3] Median	MLP[4] Median
Historical												
2012-2014A Avg.	$ 513	4.9 x	5.3 x	5.6 x	5.7 x	5.8 x	6.0 x	5.9 x	5.1 x	7.9 x	8.4 x	4.7 x
Management												
2016E	$ 369	6.8 x	7.4 x	7.7 x	7.9 x	8.0 x	8.3 x	5.7 x	5.4 x	5.5 x	5.9 x	5.8 x
2017E	418	6.0	6.5	6.8	7.0	7.1	7.3	5.3	5.6	5.5	5.7	6.1

Source: WNR Management Model dated 01-Dec-2015, NTI units outstanding per WNR Management, IBES, Wall Street research, Bloomberg as of 18-Dec-2015
Note: Peer enterprise value figures reflect market capitalization of non-controlling interest. NTI management EBITDA does not include impact from logistics drop down. VWAPs based on trading days.
[1] MidCon Refining Peers include ALJ, CVI, DK and HFC.
[2] Coastal Refining Peers include TSO and VLO.
[3] Other Refining Peers include PBF, PSX and MPC.
[4] Refining MLP Peers include ALDW and CVRR.
[5] NTI and WNR enterprise value shown based on 2015E YE financials per WNR Management.

WNR Acquisition of Public Equity Interest in NTI 19

Illustrative Sources and Uses and Ownership

WNR Final Offer | $15.00 Cash / Unit | 0.2986x Exchange Ratio

($ in millions, except per unit data)

Sources	$mm
Equity Issued to NTI Public LP Unitholders	$ 763
Equity Issued for NTI RSUs and Phantom Units	31
Assumption of NTI Gross Debt	356
Acquisition Debt	380
WNR Cash Used	500
Total Sources	$ 2,031

Uses	
Purchased LP Equity	$ 1,621
Purchased RSU and Phantom Unit Equity	31
Assumption of NTI Gross Debt	356
Advisory / Legal / Accounting Fees	12
Financing Fees	10
Total Uses	$ 2,031

Key Assumptions

- Assumes Transaction effective January 1, 2016
- Consideration consisting of cash and WNR shares
  - Use of $500 million excess cash on WNR balance sheet
  - New transaction debt to fill remaining financing need
    - $200mm WNR TLB (4.25% coupon)
    - $180 high yield notes (7.0% coupon)
- NTI notes remain outstanding
- $10 million of annual synergies

As of 01-Jan-2016 PF Capitalization	WNR Decon.	Acquisition Adj.	WNR Pro Forma
Cash & Cash Equivalents	$ 667	$(400)	$ 267
Total Debt	889	736	1,626
Net Debt	$ 222	$ 1,136	$ 1,359
Deconsolidated Metrics[1]			
2016E EBITDA	$ 701	$ 279	$ 980
2017E EBITDA	744	292	1,036
Debt / 2016E EBITDA	1.3 x		1.7 x
Net Debt / 2016E EBITDA	0.3		1.4
Consolidated Metrics			
2016E EBITDA	$ 1,071	$(3)	$ 1,068
2017E EBITDA	1,135	10	1,145
Debt / 2016E EBITDA	0.8 x		1.5 x
Net Debt / 2016E EBITDA	0.2		1.3
Ownership			
WNR Ownership in NTI	38 %		100 %
Public Ownership in NTI	62		0

Consideration Paid to NTI	
20-Day VWAP (as of 23-Oct)	$ 24.02
Implied Premium	18.0 %
Offer Price	$ 28.34
WNR Equity Consideration	$ 13.34
Cash Consideration	15.00
Total Consideration	$ 28.34

Source: WNR Management Model dated 01-Dec-2015, WNR shares and NTI units outstanding per WNR Management, Transaction Sources and Uses per WNR Management, Bloomberg as of 18-Dec-2015

[1] *WNR standalone EBITDA adjusted to include gross distributions from NTI and WNRL. PF WNR includes WNRL gross distributions.*

WNR Acquisition of Public Equity Interest in NTI 20

Summary Pro Forma WNR Projections WNR Final Offer | $15.00 Cash / Unit | 0.2986x Exchange Ratio ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Adjusted EBITDA Gross Profit $ 451 $ 442 $ 500 $ 455 $ 1,848 $ 1,891 $ 2,000 $ 2,024 $ 2,092 Less: Segment SG&A (28) (27) (27) (28) (110) (113) (114) (116) (117) Less: Corporate SG&A (27) (26) (25) (26) (104) (108) (109) (111) (112) Less: Segment Operating Expenses (179) (185) (192) (193) (748) (749) (759) (765) (777) Less: Turnaround Expense (1) (30) (12) (15) (57) (95) (53) (42) (30) Less: DD&A (Book) (38) (40) (39) (38) (155) (163) (175) (182) (190) Operating Income $ 185 $ 140 $ 212 $ 158 $ 696 $ 674 $ 799 $ 817 $ 877 Plus: DD&A (Book) 38 40 39 38 155 163 175 182 190 Plus: Turnaround Expense 1 30 12 15 57 95 53 42 30 Plus: Stock Based Compensation 4 3 3 3 14 17 17 17 17 Plus / Less: MPL Cash Reconciliation (3) (4) (4) 0 (11) 0 0 0 0 Adj. EBITDA $ 225 $ 210 $ 262 $ 215 $ 912 $ 949 $ 1,045 $ 1,059 $ 1,114 Plus: LP Distributions from WNRL 14 13 15 16 57 64 71 77 79 Plus: GP Distributions from WNRL 1 1 3 5 11 23 34 46 50 Adj. EBITDA Plus Distributions $ 239 $ 225 $ 280 $ 235 $ 980 $ 1,036 $ 1,150 $ 1,183 $ 1,243 Income Statement Operating Income $ 185 $ 140 $ 212 $ 158 $ 696 $ 674 $ 799 $ 817 $ 877 Less: Interest Expense (25) (25) (25) (25) (101) (101) (100) (100) (100) Plus: Interest Income 0 0 0 0 1 1 2 3 3 Plus: MPL DD&A 1 1 1 0 2 0 0 0 0 Pre Tax WNR Income $ 161 $ 116 $ 188 $ 133 $ 597 $ 574 $ 700 $ 720 $ 780 Less: Provision for Income Taxes¹ (60) (43) (69) (49) (221) (212) (259) (266) (289) WNR Net Income $ 101 $ 73 $ 118 $ 84 $ 376 $ 362 $ 441 $ 453 $ 491 Plus: WNRL Total Net Income 11 11 14 17 54 70 84 99 103 Consolidated Net Income $ 113 $ 84 $ 132 $ 100 $ 430 $ 432 $ 525 $ 552 $ 594 Less: Minority Interest (4) (4) (5) (7) (20) (28) (34) (42) (44) Net Income Attributable to WNR $ 109 $ 80 $ 127 $ 94 $ 410 $ 404 $ 491 $ 510 $ 551 Average Shares Outstanding 111.9 111.9 111.9 111.9 111.9 111.9 111.9 111.9 111.9 Earnings per Share $ 0.97 $ 0.72 $ 1.13 $ 0.84 $ 3.67 $ 3.61 $ 4.39 $ 4.56 $ 4.92 Balance Sheet Total Debt $ 1,624 $ 1,622 $ 1,620 $ 1,618 $ 1,618 $ 1,611 $ 1,604 $ 1,597 $ 1,589 Cash 314 318 571 754 754 967 1,286 1,872 2,205 Net Debt $ 1,310 $ 1,304 $ 1,049 $ 864 $ 864 $ 644 $ 317 $(275) $(616) Shares Outstanding Beginning Shares 94.1 111.9 111.9 111.9 94.1 111.9 111.9 111.9 111.9 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 17.8 0.0 0.0 0.0 17.8 0.0 0.0 0.0 0.0 Fully Diluted Shares Outstanding 111.9 111.9 111.9 111.9 111.9 111.9 111.9 111.9 111.9 Common Dividends / Share² $ 0.38 $ 0.38 $ 0.38 $ 0.42 $ 1.56 $ 1.72 $ 1.88 $ 2.04 $ 2.20 Source: WNR Management Model dated 01-Dec-2015, WNR shares and NTI units outstanding per WNR Management, Transaction Sources and Uses per WNR Management Note: Assumes $10mm in pretax annual synergies and assumes tax basis step-up on acquired units based on implied equity purchase price of $28.34/unit reflecting merger consideration of $15.00/unit in cash and implied equity consideration of $13.34/unit calculated as exchange ratio of 0.2986x and undisturbed WNR 20-Trading Day VWAP of $44.68/share, all per WNR Management. 1 Assumes marginal tax rate of 37% per WNR Management. 2 Assumes $0.16/share increase per year per WNR Management. WNR Acquisition of Public Equity Interest in NTI

Illustrative Pro Forma WNR Sum-of-the-Parts Analysis WNR Final Offer | $15.00 Cash / Unit | 0.2986x Exchange Ratio ($ in millions, except per unit/share data) Sum-of-the-Parts Value Detail YE 2016 YE 2017 YE 2018 YE 2019 Metric / EV Metric / EV Metric / EV Metric / EV Operating Assets Forward EBITDA 6.0 x $ 949 $ 5,695 $ 1,045 $ 6,269 $ 1,059 $ 6,354 $ 1,114 $ 6,682 WNRL LP 5.0 % Forward Yield $ 41—$ 45—$ 49—$ 51 ą 31.4 1,282 31.4 1,418 31.4 1,544 31.4 1,586 WNRL GP Forward IDR 3.0% $ 23 762 $ 34 1,143 $ 46 1,547 $ 50 1,668 Implied EV $ 7,739 $ 8,829 $ 9,445 $ 9,935 Net Debt 864 644 317 (275) Equity Value $ 6,875 $ 8,185 $ 9,127 $ 10,211 Cumulative Dividends 175 367 577 805 Shares 111.9 111.9 111.9 111.9 Implied $ / Share $ 63.02 $ 76.45 $ 86.76 $ 98.48 WNR Common Div. / Sh. $ 1.56 $ 1.72 $ 1.88 $ 2.04 % Change 10.3% 9.3% 8.5 % WNR Special Div. / Sh. $ 0.00 $ 0.00 $ 0.00 $ 0.00 WNRL LP DPU $ 1.82 $ 2.04 $ 2.26 $ 2.46 % Change 12.1% 10.6% 8.9 % Source: WNR Management Model dated 01-Dec-2015, WNR shares outstanding per WNR Management, Transaction Sources and Uses per WNR Management Note: Implied share prices calculated at year-end and are based on forward cash flows. 1 Assumes illustrative WNRL LP forward yield of 5.0%. WNR Acquisition of Public Equity Interest in NTI

Illustrative EPS Build Up

WNR Final Offer | $15.00 Cash / Unit | 0.2986x Exchange Ratio
($ in millions, except per unit/share data)

Standalone

	2016E				2017E			
	WNR	NTI	WNRL	Total	WNR	NTI	WNRL	Total
EBITDA	$ 561	$ 280	$ 157	$ 997	$ 492	$ 335	$ 196	$ 1,023
Less: D&A (Book)	(108)	(47)	(44)	(200)	(118)	(45)	(50)	(214)
Less: Interest Expense	(50)	(30)	(27)	(107)	(50)	(30)	(34)	(114)
Plus: Interest Income	1	0	0	1	1	1	0	2
Pre-Tax Income	$ 404	$ 203	$ 85	$ 692	$ 326	$ 260	$ 112	$ 697
WNR Ownership (Avg.)	*100 %*	*38 %*	*63 %*		*100 %*	*37 %*	*60 %*	
WNR Pre-Tax Income	*$ 404*	*$ 77*	*$ 53*	*$ 534*	*$ 326*	*$ 97*	*$ 66*	*$ 489*
Applicable Tax Rate	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*
WNR Provision for Income Taxes	(149)	(28)	(20)	(197)	(120)	(36)	(25)	(181)
Total Net Income	$ 254	$ 128	$ 54	$ 436	$ 205	$ 164	$ 70	$ 439
Less: Minority Interest	0	(80)	(20)	(100)	0	(103)	(28)	(131)
Net Income Attributable to WNR	$ 254	$ 48	$ 34	$ 336	$ 205	$ 61	$ 42	$ 308
WNR FDSO (Avg.)	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*	*94.1*
WNR Ownership (Avg.)	*100 %*	*38 %*	*63 %*		*100 %*	*38 %*	*63 %*	
EPS Attributable to WNR	$ 2.70	$ 0.51	$ 0.36	$ 3.57	$ 2.18	$ 0.65	$ 0.44	$ 3.28

Pro Forma

	2016E			2017E		
	WNR	WNRL	Total	WNR	WNRL	Total
EBITDA	$ 851	$ 157	$ 1,007	$ 837	$ 196	$ 1,033
Less: D&A (Book)	(155)	(44)	(200)	(163)	(50)	(214)
Less: Interest Expense	(101)	(27)	(128)	(101)	(34)	(135)
Plus: Interest Income	1	0	1	1	0	1
Plus: MPL Depreciation	2	0	2	0	0	0
Pre-Tax Income	$ 597	$ 85	$ 682	$ 574	$ 112	$ 686
WNR Ownership (Avg.)	*100 %*	*63 %*		*100 %*	*60 %*	
WNR Pre-Tax Income	*$ 597*	*$ 53*	*$ 651*	*$ 574*	*$ 66*	*$ 641*
Applicable Tax Rate	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*	*37 %*
WNR Provision for Income Taxes	(221)	(20)	(241)	(212)	(25)	(237)
Total Net Income	$ 376	$ 54	$ 430	$ 362	$ 70	$ 432
Less: Minority Interest	0	(20)	(20)	0	(28)	(28)
Net Income Attributable to WNR	$ 376	$ 34	$ 410	$ 362	$ 42	$ 404
WNR FDSO (Avg.)	*111.9*	*111.9*	*111.9*	*111.9*	*111.9*	*111.9*
WNR Ownership (Avg.)	*100 %*	*63 %*		*100 %*	*60 %*	
EPS Attributable to WNR	$ 3.36	$ 0.30	$ 3.67	$ 3.23	$ 0.37	$ 3.61

Summary Accretion / Dilution

	2016E	2017E
Standalone	$ 3.57	$ 3.28
Pro Forma	3.67	3.61
Accretion / (Dilution)	2.6 %	10.1 %

Source: WNR Management Model dated 01-Dec-2015, WNR shares, NTI units and WNRL units outstanding per WNR Management, Transaction Sources and Uses per WNR Management
Note: Standalone includes sale of NTI logistics to WNRL per WNR Management.

WNR Acquisition of Public Equity Interest in NTI

23

Pro Forma Value Accretion to NTI Unitholders

WNR Final Offer | $15.00 Cash / Unit | 0.2986x Exchange Ratio

$ / NTI Unit | Include Cumulative Dividends / Distributions



Future
NTI Unitholder
$ / Unit
NTI Standalone
PF NTI
0.2986x WNR shares / NTI unit Equity Consideration
$15.00 Cash Consideration
$ 27.88
$ 33.82
$ 18.82
$ 15.00
$ 29.37
$ 37.83
$ 22.83
$ 15.00
$ 36.32
$ 40.91
$ 25.91
$ 15.00
$ 38.83
$ 44.41
$ 29.41
$ 15.00
2016E
2017E
2018E
2019E



Present Value
Future NTI Unitholder
$ / Unit
NTI Standalone
PF NTI
0.2986x WNR shares / NTI unit Equity Consideration
$15.00 Cash Consideration
$ 25.23
$ 31.53
$ 16.53
$ 15.00
$ 24.07
$ 32.62
$ 17.62
$ 15.00
$ 26.87
$ 32.56
$ 17.56
$ 15.00
$ 25.99
$ 32.50
$ 17.50
$ 15.00
2016E
2017E
2018E
2019E

Source: WNR Management Model dated 01-Dec-2015, WNR shares and NTI units outstanding per WNR Management, Transaction Sources and Uses per WNR Management

Note: Standalone NTI value per unit based on sum of annual forward LP DPU capitalized at a 12.0% illustrative forward yield and cumulative LP DPU received to date. Present value figures discounted at illustrative 11% NTI cost of equity. NTI Standalone excludes sale of NTI logistics to WNRL. Pro forma WNR share consideration discounted at illustrative 14.0% WNR cost of equity. Distributions / dividends discounted utilizing mid-year discounting convention while future share / unit price discounted using year end discounting convention.

WNR Acquisition of Public Equity Interest in NTI 24

Appendix A: Additional Materials

Illustrative Weighted Average Cost of Capital NTI (Undisturbed) ($ in millions) Assumptions as of 18-Dec-2015: Historical Peer Equity Beta Median: 1.05 Historical Peer Asset Beta Median: 1.02 NTI Historical Equity Beta: 1.16 Cost of Equity: 10.69% Implied WACC: 10.13% Adjusted Total Net Net Historical Historical Comparable Company EV Debt Cash Debt Market Cap Debt / Cap Tax Rate Equity Beta Asset Beta NTI $ 2,527 $ 356 $ 100 $ 256 $ 2,270 10.2 0.0% 1.15 1.03 Alon USA Partners, LP 1,615 281 150 132 1,483 8.1 0.0 1.18 1.08 CVR Refining, LP 3,247 581 433 148 3,100 4.5 0.0 0.93 0.89 Median 1.15 1.03 NTI WACC Assumptions Sensitivities Risk-Free Rate¹ 2.56 % Cost of Equity WACC Equity Risk Premium² 7.00 Levered Equity Beta³ 1.15 Risk Free Rate Target Net Debt / Capitalization Cost of Equity 10.62% ##### 1.5% 2.0% 2.6% 3.0% 3.5% ##### 10.0% 12.5% 15.0% 17.5% 20.0 % Target Capital Structure 0.95 8.1% 8.6% 9.2% 9.6% 10.1% 0.95 9.0% 8.9% 8.9% 8.8% 8.8 % Equity Value 85.0 % Net Debt 15.0 Beta 1.05 8.8 9.3 9.9 10.3 10.8 Beta 1.05 9.6 9.5 9.5 9.4 9.3 Pretax Cost of Debt 7.0 1.15 9.6 10.1 10.6 11.1 11.6 1.15 10.3 10.2 10.1 10.0 9.9 Marginal Tax Rate 0.0 Levered 1.25 10.2 10.7 11.3 11.7 12.2 Levered 1.25 10.9 10.8 10.7 10.6 10.4 Implied WACC 10.07% 1.35 10.9 11.4 12.0 12.4 12.9 1.35 11.5 11.4 11.3 11.1 11.0 Source: Company filings, WNR Management Model dated 20-Oct-2015, Ibbotson, Axioma and Bloomberg market data as of 23-Oct-2015 Note: Historical betas per Axioma. Market Cap based on diluted shares outstanding. Target Capital Structure per WNR Management. 1 Represents 20-year US Government Treasury. 2 Equity risk premium per Ibbotson. 3 Actual 2-year historical levered beta as per Axioma. Additional Materials

Illustrative Weighted Average Cost of Capital WNR (Undisturbed) ($ in millions) Assumptions as of 18-Dec-2015: Historical Peer Equity Beta Median: 1.39 Historical Peer Asset Beta Median: 1.27 WNR Historical Equity Beta: 1.55 Cost of Equity: 13.44% Implied WACC: 12.11% Adjusted Total Net Net Historical Historical Comparable Company EV Debt Cash Debt Market Cap Debt / Cap Tax Rate Equity Beta Asset Beta WNR Consolidated $ 6,629 $ 1,710 $ 810 $ 900 $ 3,976 18.5 35.0% 1.62 1.41 Alon USA Energy, Inc. 1,748 550 264 286 1,189 19.4 35.0 1.47 1.27 CVR Energy, Inc. 4,704 674 1,012 (338) 3,639 0.0 35.0 1.42 1.42 Delek US Holdings, Inc. 2,485 972 378 594 1,585 27.2 35.0 1.33 1.07 HollyFrontier Corporation 10,461 933 626 307 8,913 3.3 35.0 1.13 1.10 PBF Energy Inc. 4,215 1,513 625 888 2,979 23.0 35.0 1.33 1.12 Tesoro Corporation 19,147 4,211 978 3,233 12,757 20.2 35.0 1.17 1.00 Median 1.33 1.12 WNR WACC Assumptions Sensitivities Risk-Free Rate¹ 2.56 % Cost of Equity WACC Equity Risk Premium² 7.00 Levered Equity Beta³ 1.62 Risk Free Rate Target Net Debt / Capitalization Cost of Equity 13.86% ##### 1.5% 2.0% 2.6% 3.0% 3.5% ##### 10.0% 12.5% 15.0% 17.5% 20.0 % Target Capital Structure 1.40 11.3% 11.8% 12.3% 12.8% 13.3% 1.40 11.6% 11.4% 11.2% 11.0% 10.8 % Equity Value 85.0 % Net Debt 15.0 Beta 1.50 12.0 12.5 13.0 13.5 14.0 Beta 1.50 12.2 12.0 11.8 11.6 11.4 Pretax Cost of Debt 7.00 1.62 12.8 13.3 13.9 14.3 14.8 1.62 12.9 12.7 12.5 12.2 12.0 Marginal Tax Rate 35.0 Levered 1.70 13.4 13.9 14.4 14.9 15.4 Levered 1.70 13.5 13.2 13.0 12.7 12.5 Implied WACC 12.47% 1.80 14.1 14.6 15.1 15.6 16.1 1.80 14.1 13.8 13.6 13.3 13.0 Source: Company filings, WNR Management Model dated 20-Oct-2015, Ibbotson, Axioma and Bloomberg market data as of 23-Oct-2015 Note: Historical betas per Axioma. Market Cap based on diluted shares outstanding. Target Capital Structure per WNR Management. 1 Represents 20-year US Government Treasury. 2 Equity risk premium per Ibbotson. 3 Actual 2-year historical levered beta as per Axioma. Additional Materials